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                                                                    EXHIBIT 21.1

                            D&E Communications, Inc.

                           Subsidiaries of the Company
                             as of December 31, 2002
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The following is a listing of all subsidiaries of the Registrant, the state of incorporation of each, and the names under which subsidiaries do business.


                                         State of                      Doing Business
       Subsidiary                      Incorporation                   Under Name of
       ----------                      -------------                   -------------
Denver and Ephrata Telephone
       and Telegraph Company           Pennsylvania                    D&E Telephone Company

D&E Networks, Inc.                     Pennsylvania                    D&E Networks, Inc.
                                                                       D&E Telestore
                                                                       D&E Computer Networking
                                                                              Services

D&E Wireless, Inc.                     Pennsylvania                    D&E Wireless, Inc.

D&E Investments, Inc.                  Nevada                          D&E Investments, Inc.

PCS Licenses, Inc.                     Nevada                          PCS Licenses, Inc.

D&E Systems, Inc.                      Delaware                        D&E Systems, Inc.
                                                                       D&E Communications
                                                                       D&E Long Distance

D&E Management Services, Inc.          Nevada                          D&E Management Services, Inc.

D&E Ventures, Inc.                     Pennsylvania                    D&E Ventures, Inc.

D&E Acquisition Corp.                  Pennsylvania                    D&E Acquisition Corp.

Conestoga Enterprises, Inc.            Pennsylvania                    Conestoga Enterprises, Inc.

Conestoga Telephone and                Pennsylvania                    Conestoga Telephone Company
       Telegraph Company

Buffalo Valley Telephone Company       Pennsylvania                    Buffalo Valley Telephone Company

Infocore, Inc.                         Pennsylvania                    Infocore, Inc.

Conestoga Wireless Company             Pennsylvania                    Conestoga Wireless Company

Conestoga Mobile Systems, Inc.         Pennsylvania                    Conestoga Mobile Systems, Inc.

CEI Networks, Inc.                     Pennsylvania                    CEI Networks, Inc.



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

                                         State of                      Doing Business
       Subsidiary                      Incorporation                   Under Name of
       ----------                      -------------                   -------------
TeleBeam, USA, Inc.                    Delaware                        TeleBeam, USA, Inc.

Conestoga Investment Corporation       Delaware                        Conestoga Investment Corporation

AFFILIATES

D&E/Omnipoint Wireless
    Joint Venture, L.P.                Delaware

EuroTel, L.L.C.                        Nebraska

PenneCom B.V.                          Netherlands

Pilicka Telephone                      Poland

EuroTel II, L.L.C.                     Nebraska

PenneCom I C.V.                        Netherlands

PenneCom II C.V.                       Netherlands

PenTeleData Limited Partnership I      Pennsylvania